Issuer Free Writing Prospectus

Filed pursuant to Rule 433

Dated August 17, 2026

Registration No. 333-294016

August 2026 Fixed Income Investor Presentation

Disclaimer 2 In this presentation, "we," "our," "us," “Beacon,” “HoldCo” or the "Company" refers to Beacon Financial Corporation and its consolidated subsidiaries, including Beacon Bank & Trust (the “Bank”), unless the context indicates otherwise. Forward-Looking Statements Certain statements contained in this presentation that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These statements include, among others, statements regarding the Company’s intent, belief or expectations with respect to economic conditions, trends affecting the Company’s financial condition or results of operations, and the Company’s exposure to market, liquidity, interest-rate and credit risk. Forward-looking statements are based on the current assumptions underlying the statements and other information with respect to the beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions of management and the financial condition, results of operations, future performance and business are only expectations of future results. Although the Company believes that the expectations reflected in the Company’s forward-looking statements are reasonable, the Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other important factors, changes in interest rates; general economic conditions (including the impact of ongoing armed conflicts, tariffs, inflation, and concerns about liquidity) on a national basis or in the local markets in which the Company operates; turbulence in the capital and debt markets; competitive pressures from other financial institutions; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in the value of securities and other assets in the Company’s investment portfolio; increases in loan and lease default and charge-off rates; the adequacy of allowances for loan and lease losses; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments; the diversion of management’s attention from ongoing business operations and opportunities; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics; changes in regulation; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other filings submitted to the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. NO OFFER OR SOLICITATION This presentation is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted. Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Industry and Other Information This presentation has been prepared by the Company solely for informational purposes based on information provided by the Company, as well as information from public sources. Certain of the information contained herein may be derived from information provided by industry sources. The Company believes such information is accurate and that the sources from which it has been obtained are reliable. However, such information has not been independently verified, and the Company cannot guarantee the accuracy of such information. Unaudited Financial Information Figures contained in this presentation for the quarter ended June 30, 2026 and for other quarterly periods are unaudited. Additionally, all figures presented as year-to-date represent unaudited results. As a result, subsequent information may cause a change in certain accounting estimates and other financial information. Non-GAAP Financial Measures This presentation includes certain financial measures that are not in conformity with accounting principles generally accepted in the United States of America ("GAAP"). The Company believes that these non-GAAP financial measures provide useful information to management and investors. These non-GAAP financial measures are intended to supplement, not substitute for, comparable GAAP measures and the Company’s reported results prepared in accordance with GAAP and may not be directly comparable to non-GAAP financial measures presented by other companies. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided at the end of the presentation. Numbers in this presentation may not sum due to rounding. Additional Important Information and Where to Find It The Company has filed a shelf registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this presentation relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may access these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by contacting Keefe, Bruyette & Woods, A Stifel Company, toll-free at 1-800-966-1599 or by email at USCapitalMarkets@kbw.com, or Piper Sandler & Co., toll-free at 866-805-4128 or by email at FSG-DCM@psc.com.

Today’s Presenters Benjamin Hoffman Director of Credit Strategy and Analytics Mr. Hoffman has served as the Director of Credit Strategy and Analytics of Beacon Bank since the merger between Brookline Bancorp, Inc. and Berkshire Hills Bancorp, Inc. in 2025. Previously, Mr. Hoffman served as the Director of Analytics and ACL of Brookline Bancorp, Inc. from 2021 to 2025. Prior to Brookline, Mr. Hoffman spent a decade with KPMG LLP in Boston, where he was a Managing Director and the firm’s National Commercial CECL Leader, advising financial institutions on allowance methodology and model development and validation. Mr. Hoffman earned a Bachelor’s Degree from Colby College. 3 Carl M. Carlson Chief Financial and Strategy Officer Mr. Carlson has served as the Chief Financial and Strategy Officer of Beacon Financial Corporation since the merger between Brookline Bancorp, Inc. and Berkshire Hills Bancorp, Inc. in 2025. From 2014 through 2025, Mr. Carlson served as the Co-President and Chief Financial and Strategy Officer of Brookline Bancorp, Inc. Prior to his tenure with Brookline Bancorp, Inc., Mr. Carlson served in several roles at Webster Financial Corporation and North Fork Bancorporation. Mr. Carlson earned a Master’s of Business Administration from Dowling College and a Bachelor’s Degree in Finance from Clarkson University. Paul A. Perrault President and Chief Executive Officer Mr. Perrault has served as the President and Chief Executive Officer of Beacon Financial Corporation since the merger between Brookline Bancorp, Inc. and Berkshire Hills Bancorp, Inc. in 2025. Mr. Perrault formerly served as the Chief Executive Officer of Brookline from 2009 to 2025. Prior to Brookline, Mr. Perrault served as the Chief Executive Officer of Sovereign Bancorp, Inc. and previously as Chief Executive Officer, President and Chairman of the Board of Chittenden Corporation. Mr. Perrault is on the Board of Trustees of Salve Regina University in Newport, RI and previously served on the Board of Directors of The Perkins School for the Blind.

Table of Contents Offering Summary The Beacon Franchise Financial Performance Loan Portfolio & Asset Quality Funding & Liquidity Appendix 1 2 3 4 5 6 4

1 Offering Summary 5

* An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the subordinated notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. No report of any rating agency is incorporated by reference herein. Offering Summary Joint Bookrunning Managers Keefe, Bruyette & Woods, A Stifel Company Piper Sandler & Co. Use of Proceeds Repayment of Beacon’s existing 6.00% subordinated notes due 2029 and general corporate purposes Call 5 Years Term 10 Years Format SEC Registered Expected Security Rating* Baa3 (Stable) Moody’s Ratings / BBB- (Stable) Kroll Bond Rating Agency (KBRA) Offering Size $125 million Security Offered Fixed-to-Floating Subordinated Notes due 2036 Issuer Beacon Financial Corporation 6

2 The Beacon Franchise 7

Beacon Financial Snapshot

Figures shown as of or for the stated fiscal quarter end | Dollars shown in billions (unaudited)

Corporate Information

Headquarters	**Boston, MA**
Ticker	**NYSE: BBT**
Chief Executive Officer	**Paul A. Perrault**
Markets	**MA, NY, RI, CT & VT**

6/30/2026 Balance Sheet

Assets	**$22.3**
Gross Loans	**$17.8**
Deposits	**$18.5**
Tangible Common Equity[1]	**$2.0**

6/30/2026 Asset Quality

NPAs / Assets	**0.70%**
Reserves / Gross Loans	**1.34%**
NCOs / Avg. Loans	**0.32%**

6/30/2026 Capital Position

TCE / TA[1]	**9.25%**
CET1 Ratio	**11.6%**
Tier 1 Ratio	**11.7%**
Total Risk-Based Capital Ratio	**13.6%**

Beacon Branch Footprint



Burlington
VT
Rutland
NY
Syracuse
Utica
Albany
MA
Worcester
Boston
Springfield
Binghamton
Provincetown
RI
CT
Providence
Poughkeepsie
Hartford
New Haven
New London
Stamford
New York City
Beacon Financial Corporation (145)

Key Milestones

Sept. 2025
Merger of Equals Closed

Feb. 2026
Core Conversion Completed

Q2 2026
Merger Synergies Reflected

Source: S&P Global Market Intelligence and Company Filings.
(1) Represents a Non-GAAP financial measure. See Non-GAAP Financial Measures included in Appendix for a reconciliation to this measure's most directly comparable GAAP financial measure.

8

6/30/2026 Review 6/30/2026 vs. 3/31/2026 Highlights Profitability Yields / Funding Capital 6/30/2026 Diluted EPS $0.77 Net Income $64.4 ROATE(1) 12.8% ROAA 1.17% vs. 0.84% Efficiency Ratio 58.1% vs. 65.6% NIM 3.81% vs. 3.78% Loans / Deposits 96.4% vs. 98.0% Yield on Earning Assets 5.76% vs. 5.70% Cost of Interest-Bearing Deposits 2.49% vs. 2.57% TCE / TA(1) 9.25% vs. 9.07% CET1 Ratio 11.6% vs. 11.2% CRE / TRBC(2) 317% vs. 327% 9 Source: S&P Global Market Intelligence and Company Filings. (1) Represents a Non-GAAP financial measure. See Non-GAAP Financial Measures included in Appendix for a reconciliation to this measure’s most directly comparable GAAP financial measure. (2) Excludes owner-occupied commercial real estate per regulatory definition. Figures shown as of or for the stated fiscal quarter end | Dollars shown in millions, except for per share data (unaudited)

Investment Highlights 10 Experienced management team — combination of Brookline and Berkshire Hills veterans, led by CEO Paul A. Perrault Combined scale — the 2025 merger of equals created a leading $22.3B Northeast franchise, 145 branches across MA, NY, RI, CT & VT Prudent credit management — history of net charge-off levels well below the industry average Stability — resilient performance through rate cycles, underpinned by conservative underwriting, relationship-based lending and a seasoned credit culture Granular deposit base — strong core funding mix, declining funding costs and minimal reliance on wholesale funding

3 Financial Performance 11

(1.3%) 11.2% 9.3% 12.8% 56.6% 52.8% 55.6% 54.3% 91.6% 63.1% 65.6% 58.1% ($0.05) $0.64 $0.55 $0.77 $0.38 $0.79 $0.70 $0.77 (0.11%) 0.94% 0.84% 1.17% Profitability Return on Average Assets (“ROAA”) 12 Figures shown as of or for the stated fiscal quarter end (unaudited) 9/30/2025 12/31/2025 3/31/2026 6/30/2026 Source: S&P Global Market Intelligence and Company Filings. (1) Includes merger, restructuring and Day 1 CECL provision charges. (2) Represents a Non-GAAP financial measure. See Non-GAAP Financial Measures included in Appendix for a reconciliation to this measure’s most directly comparable GAAP financial measure. (3) Non-GAAP EPS based on Non-GAAP net income adjusted for merger-related charges. (4) Non-GAAP efficiency ratio reflects non-interest expense adjusted for merger-related charges and amortization of identified intangibles. $54.3M $14.4M $13.0M — Earnings Per Share (“EPS”) Total Quarterly Pretax Merger Charges(1) Return on Average Tangible Equity (“ROATE”)(2) Efficiency Ratio 9/30/2025 12/31/2025 3/31/2026 6/30/2026 9/30/2025 12/31/2025 3/31/2026 6/30/2026 9/30/2025 12/31/2025 3/31/2026 6/30/2026 GAAP Non-GAAP(2)(3) Non-GAAP(2)(4) GAAP

12.5% 13.0% 13.3% 13.6% 10.4% 11.0% 11.2% 11.6% 10.6% 11.1% 11.4% 11.7% 8.56% 8.62% 9.07% 9.25% Source: S&P Global Market Intelligence and Company Filings. (1) Represents a Non-GAAP financial measure. See Non-GAAP Financial Measures included in Appendix for a reconciliation to this measure’s most directly comparable GAAP financial measure. (2) Estimated consolidated pro forma capital ratio reflective of a $125 million subordinated debt raise and $75 million subordinated debt redemption. Shown for illustrative purposes only. Capital Position TCE / TA(1) 13 Figures shown as of or for the stated fiscal quarter end (unaudited) Tier 1 Ratio CET1 Ratio Total Risk-Based Capital Ratio 9/30/2025 12/31/2025 3/31/2026 6/30/2026 9/30/2025 12/31/2025 3/31/2026 6/30/2026 9/30/2025 12/31/2025 3/31/2026 6/30/2026 9/30/2025 12/31/2025 3/31/2026 6/30/2026 14.0%(2) Pro Forma

4 Loan Portfolio & Asset Quality 14

Loan Portfolio: Commercial Segment in Focus

Figures shown as of or for the stated fiscal quarter end | Dollars shown in millions unless otherwise noted (unaudited)

Portfolio Highlights

- **Portfolio review:** Granular, diversified loan portfolio undergoing a simultaneous de-risking in CRE concentration levels and an expansion in commercial lending that has meaningfully outpaced other segments and the broader loan portfolio since the merger of equals closed in the third quarter of 2025

6/30/2026 Loan Composition



Equipment Financing
6%
Commercial
17%
Consumer
22%
Commercial Real Estate
55%
$17.8B
Gross Loans
5.99%
Yield on Loans

Segment	Balance
Commercial Real Estate	$9,884
Consumer	3,956
Commercial	2,950
Equipment Financing	1,031
Gross Loans	**$17,822**

Commercial Loans / Total Loans[(1)]



15.0%
15.4%
16.4%
16.6%
9/30/2025
12/31/2025
3/31/2026
6/30/2026

CRE / Total Risk-Based Capital[(2)]



355%
333%
327%
317%
9/30/2025
12/31/2025
3/31/2026
6/30/2026

Source: S&P Global Market Intelligence and Company Filings.
Note: Totals may not sum due to rounding.
(1) Commercial loan balances exclude equipment financing loans.
(2) Excludes owner-occupied commercial real estate per regulatory definition.

15

Major Loan Segments: Industry Breakdown

Dollars shown in millions (unaudited)

Loan Segment Detail (6/30/2026)

Total Loans Outstanding: $17,822

$7,798 — **Investment CRE** 44%

Segment	Perm	Constr	Total	%
Multifamily	$2,240	$160	$2,400	31%
Retail	1,321	3	1,324	17%
Industrial	1,062	22	1,084	14%
Office	1,035	30	1,065	14%
Hospitality	520	1	521	7%
Healthcare	435	20	455	6%
Lab	182	17	199	2%
Restaurant	136	–	136	1%
Other	501	113	614	8%
Total	**$7,432**	**$366**	**$7,798**	**100%**

Owner-Occupied CRE included in Commercial and Equipment Financing

$3,784 — **Commercial Core** 21%

NAICS	Total	%
RE Agent / Broker	$600	16%
Food and Lodging	552	15%
Health and Social	418	11%
Professional	406	11%
Manufacturing	386	10%
Retail	324	9%
Finance and Ins	305	8%
Arts, Entertainment	217	6%
Wholesale Trade	213	5%
Other Services	202	5%
Construction	134	3%
Trans / Warehouse	27	1%
Total	**$3,784**	**100%**

$2,284 — **Specialty Lending** 13%

Vertical	Total	%
ABL	$788	35%
EF Core	924	40%
44BC	287	13%
Firestone	12	1%
EF Vehicle	145	6%
EF Macrolease	128	5%
Total	**$2,284**	**100%**

EF Vehicle, EF Macrolease, and Firestone have discontinued new originations

$3,956 — **Retail** 22%

Call Code	Total	%
Resi 1st Mtg	$3,138	79%
Resi Jr Mtg	26	1%
Resi HELOC	659	17%
Consumer	133	3%
Total	**$3,956**	**100%**

Source: Beacon Financial Corporation 6/30/2026 Earnings Presentation. Balances shown are loan book balances, net of acquisition marks.
Note: Totals may not sum due to rounding.

16

39% 36% 35% 39% 34% 38% 39% 62% 50% 51% 56% 55% 49% 59% 56% 33% 29% 42% 8% 6% 6% 5% 4% 6% 13% 6% 8% 3% 2% 4% 6% 3% 14% 2% Multifamily Retail Industrial Office Hospitality Healthcare Lab Restaurant Other 17 Investment CRE by Loan-to-Value (LTV) Source: Beacon Financial Corporation 6/30/2026 Earnings Presentation. Note: Totals may not sum due to rounding. Non-Owner-Occupied CRE and Multifamily Exposures 50%- 50%-69% 70%-80% 80%+ Total (unaudited) 39% 51% 7% 3%

5% 8% 9% 23% 9% 10% 30% 9% 12% 16% 12% 19% 13% 22% 23% 44% 5% 15% 11% 19% 16% 14% 22% 11% 16% 6% 9% 11% 13% 9% 12% 8% 6% 3% 7% 19% 57% 48% 47% 39% 39% 50% 7% 73% 45% Multifamily Retail Industrial Office Hospitality Healthcare Lab Restaurant Other Source: Beacon Financial Corporation 6/30/2026 Earnings Presentation. 18 Note: Totals may not sum due to rounding. Investment CRE by Maturity Non-Owner-Occupied CRE and Multifamily Exposures 2026 2027 2028 2029 2030+ (unaudited) Total 49% 11% 14% 16% 10%

Office Portfolio

Dollars shown in millions unless otherwise noted (unaudited)

Office Portfolio & Asset Quality



8%
29%
63%
Suburban
Urban
Rural

98% of portfolio is within footprint and 63% is Suburban



13%
12%
Maturity Schedule
54%
21%
2026
2027
2028
2029+

Majority of portfolio (67%) matures after 2027

Office Portfolio Metrics

- Office CRE portfolio totals **$1.2B** or **6.6%** of total loans
- Continue to manage the risk of the portfolio with NPLs of **3.7%** and NCOs of **$3.7M** in the quarter ended 6/30/2026, which were fully reserved
- No meaningful exposure to any major metropolitan area other than Boston, which represents 17% of the portfolio
- Majority of portfolio **(54%)** is Class B Office space
- Weighted Average Loan-to-Value is **55%**
- Weighted Average Debt Service Coverage is **1.5x**
- Top 20 loans are **38%** of the total CRE Office portfolio

	6/30/2026 Portfolio		Criticized	Non-Accrual
	$	Avg Size	$	$
Class A	458.0	6.8	71.4	4.9
Class B	626.2	1.7	125.8	36.9
Class C	84.6	2.2	1.0	0.9
	$1,168.8	**$2.5**	**$198.3**	**$42.7**

	6/30/2026		3/31/2026	
	$	%	$	%
CRE Office: Construction	30.4	3%	43.0	4%
CRE Office: Owner-Occupied	103.4	9%	108.3	9%
CRE Office: Non-Owner-Occupied	1,035.0	88%	1,006.1	87%
Total CRE Office	**$1,168.8**	**100%**	**$1,157.5**	**100%**

Source: Beacon Financial Corporation 6/30/2026 Earnings Presentation. Includes construction loans.
Note: Totals may not sum due to rounding.

19

Fixed-to-Floating 9% 17% 20% 54% $92 $93 $172 $76 $67 $146 $51 $67 $137 $144 $38 $20 $82 $60 $51 $65 $47 $18 $55 $109 $50 $65 $65 $38 $17 $35 $46 $163 $140 $148 $137 $83 $130 $127 $134 9/30/2026 12/31/2026 3/31/2027 6/30/2027 9/30/2027 12/31/2027 3/31/2028 6/30/2028 32% 26% 21% 21% Investment CRE Maturity and Repricing Source: Beacon Financial Corporation 6/30/2026 Earnings Presentation. Excludes construction loans. 20 Note: Totals may not sum due to rounding. Rates & Maturity Profile Mature or Reprice, Next 24 Months Rate Type Maturity / Repricing $2.9B of the $7.3B portfolio will mature or reprice 1 within 24 months 2 3 Well-balanced maturity / repricing profile and rate type profile Maturities or reprices in the third quarter of 2026 represent $411M of maturities and $80M in repricing, of which 4% are criticized due to one Office credit. The allowance for this loan is based upon current market valuations Fixed via Swap Floating Fixed 2026 2027 2028 2029+ Multifamily Office Industrial Lab Other Dollars shown in millions unless otherwise noted (unaudited)

Non-Performing Assets and Net Charge-Offs 21 Asset Quality Highlights o The $14.3M in net charge-offs was primarily driven by a Boston office loan, a large industrial laundry loan at Eastern Funding, and two rent-controlled multifamily properties. These charge-offs were largely specifically reserved for in prior periods Source: S&P Global Market Intelligence and Company Filings. Note: Totals may not sum due to rounding. Figures shown as of or for the stated fiscal quarter end | Dollars shown in millions (unaudited) Linked Quarter (LQ) 6/30/2026 3/31/2026 Δ Non-Performing Assets (NPAs) CRE 77.1 78.1 (1.0) C&I 66.4 61.3 5.1 Consumer 9.2 9.2 (0.1) Total Non-Performing Loans (NPLs) $152.7 $148.6 $4.0 Other Real Estate Owned 0.1 — 0.1 Other Repossessed Assets 2.4 2.6 (0.2) Total Non-Performing Assets (NPAs) $155.2 $151.2 $3.9 NPLs / Total Loans 0.86% 0.83% 0.03% NPAs / Total Assets 0.70% 0.68% 0.02% Net Charge-Offs (NCOs) CRE 7.4 7.0 0.4 C&I 6.9 6.6 0.3 Consumer (0.0) (0.1) 0.0 Total Net Charge-Offs $14.3 $13.6 $0.7 NCOs / Avg. Loans (annualized) 0.32% 0.30% 0.02%

5 Funding & Liquidity 22

Deposit Portfolio: Built on Quality Relationships

Figures shown as of or for the stated fiscal quarter end | Dollars shown in millions unless otherwise noted (unaudited)

Portfolio Highlights

- **Portfolio review:** Granular deposit base with declining funding costs and minimal wholesale funding at just 1.3% of the portfolio
- **Built on a strong foundation:** Customer deposits[1] consistently at 90% of the broader portfolio, in addition to a differentiated payroll deposit business layering on strong fee income generation

6/30/2026 Deposit Composition


Brokered Deposits
1%
Payroll Deposits
7%
Demand Checking
21%
NOW
8%
Certificates of Deposit
22%
Savings & Money Market
41%
$18.5B
Total Deposits
1.97%
Cost of Deposits

Segment	Balance
Demand Checking	$3,911
NOW	1,570
Savings & Money Market	7,497
Certificates of Deposit	4,065
Customer Deposits	**$17,042**
Payroll Deposits	1,212
Brokered Deposits	231
Total Deposits	**$18,486**

Stable, Low-Cost Funding Base


Customer Deposits(1)
Savings & Money Market
Demand Checking
Certificates of Deposit
NOW
89.7%
7.8%
20.6%
21.8%
39.4%
88.3%
7.4%
20.7%
21.3%
38.9%
92.7%
8.3%
21.1%
22.3%
40.9%
92.2%
8.5%
21.2%
22.0%
40.6%
9/30/2025
12/31/2025
3/31/2026
6/30/2026

Source: S&P Global Market Intelligence and Company Filings.
Note: Totals may not sum due to rounding.
(1) Customer deposits equivalent to total deposits less brokered deposits and payroll deposits.

23

Strong Liquidity Profile

Figures shown as of or for the stated fiscal quarter end | Dollars shown in billions (unaudited)

Securities Portfolio Highlights

- **Portfolio review:** Highly liquid, risk-averse securities portfolio with prudent duration and minimal extension risk. The entire investment portfolio is classified as available-for-sale ("AFS")

6/30/2026 Key Metrics

$1.8B
AFS Securities

3.91%
Book Yield

4.5 years
Portfolio Duration



$1.7
$1.7
$1.7
$1.8
3%
19%
14%
19%
26%
20%
2%
10%
14%
19%
24%
29%
2%
10%
13%
18%
24%
32%
1%
11%
13%
17%
20%
37%
9/30/2025
12/31/2025
3/31/2026
6/30/2026
Agency CMO
U.S. Treasuries
Agency MBS
Municipals / Other
Agency Debentures
Corporate Bonds

Sources of Available Liquidity



$6.4B
available liquid funds and borrowing capacity
FHLB
$3.6B
Other Available Lines
$0.4B(1)
Federal Reserve Discount Window Capacity
$0.6B
Short-Term Investments
$1.0B
Cash & Due From Banks
$0.2B
Unencumbered Securities
$0.5B(2)

Source: S&P Global Market Intelligence, Company Filings and Beacon Financial Corporation 6/30/2026 Earnings Presentation.
Note: Totals may not sum due to rounding.
(1) "Other available lines" represent available federal funds lines and the holding company line of credit.
(2) "Unencumbered securities" represent total investment securities less securities pledged at the FHLB and securities encumbered as municipal collateral.

24

6 Appendix 25

Credit Ratings and Debt Summary

Figures shown as of or for the stated fiscal quarter end | Dollars shown in thousands (unaudited)

Investment grade at the HoldCo and the Bank

	Moody's*	Kroll Bond Rating Agency*
Beacon Financial Corporation (HoldCo)		
Senior Unsecured Debt	Baa3	BBB
Subordinated Debt	Baa3	BBB-
Outlook	Stable	Stable
Beacon Bank & Trust		
Senior Unsecured Debt	Baa3	BBB+
Subordinated Debt	Baa3	BBB
Outlook	Stable	Stable

Debt Maturity Profile

Term	Entity	Rank	Maturity Date	Next Call Date	Amount	Front-End Coupon	Back-End Coupon	Current Coupon
30-Year	HoldCo	Subordinated	6/26/2033	9/25/2026	$4,941	—	3M SOFR + 310bps	Floating
30-Year	HoldCo	Subordinated	3/17/2034	9/17/2026	4,912	—	3M SOFR + 279bps	Floating
30-Year TruPS	Berkshire Hills Capital Trust I	Junior Subordinated	8/23/2035	8/24/2026	14,021	—	3M SOFR + 185bps	Floating
30-Year TruPS	SI Capital Trust II	Junior Subordinated	12/15/2036	9/15/2026	7,276	—	3M SOFR + 170bps	Floating
15-Year	HoldCo	Subordinated	9/15/2029	9/15/2026	72,537	6.00%	3M SOFR + 332bps	Floating
10-Year	HoldCo	Subordinated	7/1/2032	6/30/2027	98,591	5.50%	3M SOFR + 249bps	5.50%
Total					**$202,278**			

Source: S&P Global Market Intelligence, Company Filings, Kroll Bond Rating Agency press release dated 3/20/2026, Moody's press release dated 8/11/2026.
*A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating organization has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.
Note: Spreads shown exclude the 0.26% CME term SOFR spread adjustment, if applicable.

26

Consolidated Financial Summary

Figures shown as of or for the stated fiscal quarter end | Dollars shown in millions (unaudited)

BeaconFinancial Corporation

	As of or for the Fiscal Quarter Ended			
	9/30/2025	12/31/2025	3/31/2026	6/30/2026
Balance Sheet				
Assets	$22,867	$23,220	$22,228	$22,251
Gross Loans	18,305	18,030	17,924	17,822
Deposits	18,904	19,515	18,292	18,486
Tangible Common Equity (1)	1,909	1,955	1,968	2,010
Balance Sheet & Capital Ratios				
Loans / Deposits	96.8%	92.4%	98.0%	96.4%
TCE / TA (1)	8.56%	8.62%	9.07%	9.25%
CET1 Ratio	10.4%	11.0%	11.2%	11.6%
Tier 1 Ratio	10.6%	11.1%	11.4%	11.7%
Total Risk-Based Capital Ratio	12.5%	13.0%	13.3%	13.6%
CRE / TRBC (2)	355%	333%	327%	317%
Profitability				
ROAA	(0.11%)	0.94%	0.84%	1.17%
ROATE (1)	(1.3%)	11.2%	9.3%	12.8%
NIM	3.62%	3.82%	3.78%	3.81%
Efficiency Ratio	91.6%	63.1%	65.6%	58.1%
Asset Quality				
NPAs / Assets	0.45%	0.50%	0.68%	0.70%
Loan Loss Reserves / Gross Loans	1.39%	1.40%	1.36%	1.34%
NCOs / Avg. Loans	0.51%	0.20%	0.30%	0.32%

Source: S&P Global Market Intelligence and Company Filings.
(1) Represents a Non-GAAP financial measure. See Non-GAAP Financial Measures included in Appendix for a reconciliation to this measure's most directly comparable GAAP financial measure.
(2) Excludes owner-occupied commercial real estate per regulatory definition.

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28 Reconciliation of Non-GAAP Measures Tangible Common Equity to Tangible Assets (“TCE / TA”) Source: S&P Global Market Intelligence and Company Filings. Figures shown as of or for the stated fiscal quarter end | Dollars shown in thousands (unaudited) As of the Fiscal Quarter Ended 9/30/2025 12/31/2025 3/31/2026 6/30/2026 BBT BBT BBT BBT GAAP Stockholders' Equity $2,461,015 $2,496,061 $2,504,781 $2,539,796 ( - ) Intangible Assets 551,810 541,175 536,503 530,264 Non-GAAP Tangible Stockholders' Equity $1,909,205 $1,954,886 $1,968,278 $2,009,532 Total Assets $22,867,458 $23,220,372 $22,227,616 $22,250,964 ( - ) Intangible Assets 551,810 541,175 536,503 530,264 Non-GAAP Tangible Assets $22,315,648 $22,679,197 $21,691,113 $21,720,700 Non-GAAP TCE / TA - (A / B) 8.56% 8.62% 9.07% 9.25% A B

As of or for the Fiscal Quarter Ended 9/30/2025 12/31/2025 3/31/2026 6/30/2026 BBT BBT BBT BBT GAAP Net Income ($4,221) $53,366 $46,217 $64,426 Reported Pretax Income ($8,401) $75,187 $65,953 $87,017 ( + ) Merger & Restructuring Expense 45,863 14,424 13,025 — ( + ) Merger Day 1 CECL Provision on unfunded commitments 8,415 — — — Non-GAAP Operating Pretax Income $45,877 $89,611 $78,978 $87,017 ( - ) Provision for Income Taxes 12,504 23,209 20,590 22,591 Non-GAAP Operating Earnings After Tax $33,373 $66,402 $58,388 $64,426 Weighted Average Common Shares (Diluted) 87,832,552 83,878,047 83,903,440 83,939,430 GAAP EPS (Diluted) - (A/C) ($0.05) $0.64 $0.55 $0.77 Non-GAAP EPS (Diluted) - (B/C) $0.38 $0.79 $0.70 $0.77 A B C 29 Reconciliation of Non-GAAP Measures (Continued) Non-GAAP Earnings Per Share (“EPS”) Source: S&P Global Market Intelligence and Company Filings. Figures shown as of or for the stated fiscal quarter end | Dollars shown in thousands except for share and per share data (unaudited)

30 Return on Average Tangible Equity (“ROATE”) Source: S&P Global Market Intelligence and Company Filings. Reconciliation of Non-GAAP Measures (Continued) Figures shown as of or for the stated fiscal quarter end | Dollars shown in thousands (unaudited) As of or for the Fiscal Quarter Ended 9/30/2025 12/31/2025 3/31/2026 6/30/2026 BBT BBT BBT BBT Reported Pretax Income ($8,401) $75,187 $65,953 $87,017 ( - ) GAAP Provision for Income Taxes (4,180) 21,821 19,736 22,591 GAAP Net Income ($4,221) $53,366 $46,217 $64,426 Average Equity $1,678,208 $2,453,480 $2,523,986 $2,539,603 ( - ) Average Intangible Assets 353,189 546,276 536,900 532,255 Non-GAAP Average Tangible Equity $1,325,019 $1,907,204 $1,987,086 $2,007,348 Non-GAAP ROATE - (A/B) (1.3%) 11.2% 9.3% 12.8% B A

As of or for the Fiscal Quarter Ended 9/30/2025 12/31/2025 3/31/2026 6/30/2026 BBT BBT BBT BBT GAAP Non-interest Expense $129,296 $142,366 $140,822 $127,256 ( - ) Merger & Restructuring Expense 45,863 14,424 13,025 — Non-GAAP Non-interest Operating Expense $83,433 $127,942 $127,797 $127,256 ( - ) Intangible Amortization 3,587 8,777 8,328 8,328 Non-GAAP Non-interest Expense $79,846 $119,165 $119,469 $118,928 Net-interest Income $128,850 $199,741 $190,774 $193,207 ( + ) Non-interest Income 12,345 25,918 23,947 25,988 Operating Revenue $141,195 $225,659 $214,721 $219,195 GAAP Efficiency Ratio - (A/C) 91.6% 63.1% 65.6% 58.1% Non-GAAP Efficiency Ratio - (B/C) 56.6% 52.8% 55.6% 54.3% B C A Source: S&P Global Market Intelligence and Company Filings. 31 Reconciliation of Non-GAAP Measures (Continued) Efficiency Ratio Figures shown as of or for the stated fiscal quarter end | Dollars shown in thousands (unaudited)

Double Leverage and Historical Interest Coverage

Figures shown as of or for the stated fiscal quarter end | Dollars shown in thousands (unaudited)

	As of or for the Fiscal Quarter Ended				
	12/31/2025	3/31/2026	6/30/2026	Pro Forma[1]	
Bank-Level Equity	2,508,972	2,510,964	2,539,656	2,539,656	
Consolidated Equity	2,496,061	2,504,781	2,539,796	2,537,333	
Double Leverage	**101%**	**100%**	**100%**	**100%**	
Earnings (Before Corporate Debt Interest)	**$85,590**	**$74,507**	**$98,485**	**$98,933**	A
(+) Interest on Deposits	102,439	93,056	88,959	88,959	
Earnings (Before Corporate Debt & Deposit Interest)	**$188,029**	**$167,563**	**$187,444**	**$187,892**	B
Interest Expense, Excluding Interest on Deposits	**$10,403**	**$8,554**	**$11,468**	**$12,108**	C
Interest Expense, Including Interest on Deposits	**$112,842**	**$101,610**	**$100,427**	**$101,067**	D
Interest Coverage (Ex. Deposit Interest Expense) - (A / C)	**8.2x**	**8.7x**	**8.6x**	**8.2x**	
Interest Coverage (Inc. Deposit Interest Expense) - (B / D)	**1.7x**	**1.6x**	**1.9x**	**1.9x**	

Source: S&P Global Market Intelligence and Company Filings.

(1) Estimated consolidated pro forma figures reflective of a $125 million subordinated debt raise and $75 million subordinated debt redemption. Assumes no downstream of proceeds to the Bank. Shown for illustrative purposes only.

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